UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Syntroleum Corporation
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SYNTROLEUM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 28, 2012

To the Stockholders:

The 2012 annual meeting of stockholders of Syntroleum Corporation will be held at Fox Plaza, 5416 S Yale, 4th Floor, Tulsa, Oklahoma 74135, on June 28, 2012, at 2:00 p.m. local time. On the following pages you will find a proxy statement that provides detailed information concerning the annual meeting, including the following matters to be voted upon at the meeting:

(1)	A proposal to elect two Class A directors as members of our board of directors to serve until the 2015 annual meeting of stockholders or until their respective successors have been duly elected and qualified (Proposal 1).

(2)	A proposal to ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2012 (Proposal 2).

(3)	A proposal to approve the 2011 compensation awarded to named executive officers (Proposal 3).

(4)	A proposal to grant discretion to our board of directors to determine whether to amend our Certificate of Incorporation at any time prior to our 2013 annual meeting of stockholders to effect a reverse stock split of our common stock at a ratio to be selected by our board from within a range between one-for-two and one-for-ten (Proposal 4).

(5)	Such other business as may properly come before the meeting or any adjournment of the meeting.

A copy of our 2011 annual report to stockholders is enclosed.

Only stockholders of record at the close of business on May 8, 2012, are entitled to notice of and to vote at the annual meeting.

IMPORTANT: All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, you are urged to vote your shares by telephone, the Internet, or if you receive your annual meeting materials by mail, by signing and returning the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the annual meeting may vote in person even if he or she returned a proxy. However, if a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the annual meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

By Order of the Board of Directors,

/s/ Karen L. Power

Karen L. Power, Corporate Secretary

May 25, 2012

SYNTROLEUM CORPORATION

PROXY STATEMENT

This proxy statement and accompanying proxy were first mailed on or about May 25, 2012, in connection with the solicitation of proxies by our board of directors for use at our 2012 annual meeting of stockholders to be held at the time and place set forth in the accompanying notice. As used in this proxy statement, the terms “we,” “our,” “us” or the “Company” mean Syntroleum Corporation, a Delaware corporation, unless the context indicates otherwise.

INFORMATION CONCERING SOLICITATION AND VOTING

Record Date, Share Ownership and Voting

Stockholders of record at the close of business on May 8, 2012, which date is referred to herein as the record date, are entitled to notice of and to vote at the annual meeting. As of the record date, 98,479,622 shares of common stock were issued and outstanding. Each outstanding share entitles the holder to one vote on each matter submitted to a vote of stockholders at the meeting. No other class of stock with voting rights is outstanding. Cumulative voting is not allowed in the election of directors.

Stockholders may vote by mail, telephone, the Internet or in person. Please note that voting via the Internet is a valid proxy voting method under the laws of the State of Delaware (our state of incorporation). Telephone voting can be accessed by calling the toll-free number 1-800-690-6903. Internet voting can be accessed by logging on to the following Internet address: www.proxyvote.com. Telephone and Internet voting information is provided on the proxy card. A control number located on the proxy card is designed to verify each stockholder’s identity and allow stockholders to vote their shares and confirm their voting instructions have been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your bank or broker. The availability of telephone or Internet voting will depend on your bank or broker’s voting process. If you do not choose to vote by telephone or Internet, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions.

All properly executed proxies received prior to the commencement of voting at the annual meeting will be voted in accordance with the specification made on the proxy. Proxies submitted without specification will be voted (except to the extent that authority to vote has been withheld) (1) FOR Proposal 1 to elect the nominees for director proposed by the board of directors and (2) FOR Proposal 2 to ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2012, (3) FOR Proposal 3 for the approval of 2011 compensation awarded to the named executive officers and (4) FOR Proposal 4 to authorize our board, in its discretion to effect a reverse split of our common stock, all as described in greater detail elsewhere in this proxy statement. With respect to any other business that may properly come before the meeting, proxies will be voted in the discretion of the persons named in the proxy, except that proxies voted against the proposal to elect each of the two nominees as directors will not be voted in favor of any adjournment of the annual meeting for the purpose of soliciting additional proxies. The persons named as proxies were designated by the board of directors and are officers of Syntroleum.

Quorum

The presence, either in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on the record date will constitute a quorum for the transaction of business at the annual meeting. Shares that are voted “FOR,” “AGAINST,” “WITHHOLD,” and “ABSTAIN,” as well as broker “non-votes” will be counted as present for purposes of determining whether there is a quorum at the annual meeting. Broker “non-votes” occur when a broker returns a properly executed proxy but does not vote on a particular proposal because the broker has not received voting instructions from the beneficial owner. In the absence of voting instructions from the beneficial owner, brokers are precluded from exercising their discretion to vote on all matters.

Revoking a Proxy

Any stockholder may revoke his or her proxy at any time before it is voted at the meeting by (1) duly executing and delivering to our corporate secretary a proxy bearing a later date, (2) filing with our corporate secretary a written notice of revocation or (3) voting in person at the meeting. The mailing address of our executive office is 5416 S. Yale, Ste. 400, Tulsa, OK 74135. A stockholder’s presence without voting at the annual meeting will not automatically revoke a previously delivered proxy, and any revocation during the meeting will not affect votes previously taken.

Solicitation

Solicitation of proxies will be primarily by mail. In addition to solicitation by mail, our officers, directors and employees may solicit proxies in person or by telephone and facsimile transmission, for which such persons will receive no additional compensation. We will pay all costs of soliciting proxies. We will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

PROPOSAL 1—ELECTION OF DIRECTORS

Our certificate of incorporation divides the board of directors into three classes with the number of directors in each class to be fixed as provided in our bylaws. Our bylaws provide for a board of not less than three and no more than 11 directors with the exact number of directors in each class to be fixed by our board. Our board has determined that the total number of directors on the board at this time shall be six and that two directors shall be in each of Class A, Class B and Class C. Directors hold office for staggered terms of three years (or less if they were appointed to the board between annual meetings to fill a vacancy). One of three classes is elected at each year’s annual meeting to succeed the directors of that class whose terms are expiring. The terms for the directors of Classes A, B, and C expire at the annual meeting of stockholders in 2012, 2013 and 2014, respectively.

Messrs. Bumstead and Rosene are Class A directors whose current terms are expiring at the 2012 annual meeting. Messrs. Bumstead and Rosene have been nominated for reelection to serve until the 2015 annual meeting of stockholders and until their successors are elected and qualified.

The persons named in the accompanying proxy intend to vote such proxy FOR the election of each of the nominees, unless authority to vote for the nominee is withheld by you on your proxy. Although the board of directors has no reason to believe that a nominee will be unable to serve as a director, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the board of directors, unless contrary instructions are given in the proxy.

Votes Required

Directors will be elected by a plurality of the votes cast in person or by proxy at the annual meeting.

The board of directors recommends that you vote FOR the election of the following two nominees as Class A directors.

The following information is provided with respect to each nominee for election as a Class A director and for each of our Class B and C directors whose terms will expire in 2013 and 2014, respectively.

Nominees for Class A Directors

Name and Business Experience	Age
Frank M. Bumstead	70

Mr. Bumstead has been a director since May 1993. He has served as the Chairman of Flood, Bumstead, McCready & McCarthy, Inc., a financial and business management firm, since 1989 and as a managing member of FBM Consults, LLC since January 1, 2001. Mr. Bumstead presently serves as a director and Chairman of the Compensation Committee of Brookdale Senior Living, Inc.; a New York Stock Exchange listed company, director of United Supermarkets, Inc.; director of Nashville Wire Products, Inc.; a trustee of The Memorial Foundation and chairman of audit, finance and investment committees for the Country Music Association, Inc. Mr. Bumstead holds a B.S. in Business Administration from Southern Methodist University and a Masters of Business Management from Vanderbilt Owen Graduate School of Management. The board selected Mr. Bumstead to serve as a director because of his experience in financial management and his board experience with other public companies.

Robert B. Rosene, Jr.	58

Mr. Rosene has been our Chairman of the board since November 19, 2007 and a director since March 1985. Mr. Rosene has been President of Seminole Energy Services, L.L.C., a natural gas marketing and gathering company, since 1998. From 1984 to August 1998, he was Vice President of Boyd Rosene and Associates, Inc., a natural gas consulting and marketing firm which he co-founded. From 1976 to 1984, he was employed with Transok Pipeline Company, where he served in various positions, including Manager of Rates and Contract Administration and director of Gas Acquisitions. In 1987, Mr. Rosene co-founded MBR Resources, an oil and gas production company with operations in Arkansas, New Mexico, Oklahoma and Texas. Mr. Rosene holds a B.A. in Accounting from Oklahoma Baptist University. The board selected Mr. Rosene for his expansive knowledge of the oil and gas industry and macro-economic global conditions and his ability to bring a unique and valuable perspective to the board.

2013 — Class B Directors

Name and Business Experience	Age
P. Anthony Jacobs	70

Mr. Jacobs has served as a director since November 1995. Mr. Jacobs also served as the Chairman of the board of SLH Corporation, a predecessor to the company, from December 1996 through the closing date of the merger of Syntroleum Corporation into SLH Corporation in August 1998. Mr. Jacobs retired in 1998. Previously he served as President and Chief Executive Officer of Lab Holdings, Inc., a company principally engaged in the laboratory testing business, from September 1997 until August of 1999 when Lab Holdings merged with Lab One, Inc. From 1990 to 1993, he served as Executive Vice President and Chief Operating Officer of Seafield Capital Corporation, and from May 1993 to September 1997, he served as President and Chief Operating Officer of Seafield Capital Corporation. Mr. Jacobs holds a B.A. and an M.B.A. from the University of Kansas and is also a Chartered Financial Analyst. The board selected Mr. Jacobs to serve as a director because he brings extensive financial expertise in both the public and private markets.

James R. Seward	59

Mr. Seward has served as a director since December 1988. Mr. Seward also served as the President, Chief Executive Officer and director of SLH Corporation from February 1997 through the closing date of the merger of Syntroleum Corporation into SLH Corporation in August 1998. Mr. Seward is currently a private investor. Mr. Seward presently serves as a director of Brookdale Senior Living, Inc, a company traded on the New York Stock Exchange and RBC Funds, a family of publicly traded mutual funds. From 1990 to September 1997, Mr. Seward served as Chief Financial Officer and a director of Seafield Capital Corporation. From 1990 to May 1993, he served as Senior Vice President of Seafield Capital Corporation, and from May 1993 to September 1997, he served as Executive Vice President. Mr. Seward holds a B.A. from Baker University and an M.B.A. in Finance and a M.P.A. from the University of Kansas and is also a Chartered Financial Analyst. The board selected Mr. Seward to serve as a director because it believes he possesses valuable financial expertise, including extensive experience with capital markets transactions and investments in both public and private companies.

2014 — Class C Directors

Name and Business Experience	Age
Alvin R. Albe, Jr.	58

Mr. Albe has served as a director since December 1988. Mr. Albe is currently a Senior Advisor to TCW Group, Inc. (“TCW”), an investment management firm. Prior to joining TCW in 1991, Mr. Albe was President of Oakmont Corporation, a family office that administers and manages assets for high net worth individuals and their families. Mr. Albe was associated with Oakmont Corporation from 1982 to 1991. Prior to 1982, Mr. Albe was Manager of Accounting at McMoRan Oil and Gas Co., and a Certified Public Accountant with Arthur Andersen & Co. in New Orleans. Mr. Albe graduated from the University of New Orleans with a B.S. in Accounting. The board selected Mr. Albe to serve as a director because of his extensive financial background in investments and accounting standards.

Edward G. Roth	55

Mr. Roth has been our President and Chief Executive Officer since November 19, 2007 and a director since March 16, 2007. Mr. Roth joined Syntroleum in July 2004 as our Senior Vice President of Projects. In April 2005, Mr. Roth was named our Executive Vice President of Engineering and Chief Technology Officer and in March 2007 was appointed as our President. Prior to joining Syntroleum in July 2004, Mr. Roth was employed by Petrofac Resources International, serving in varying positions from December 1997 to July 2004. In July 2003, Mr. Roth served as President and Chief Operating Officer of Petrofac LLC, a company involved in all facets of turnkey engineering, procurement and construction in refining and gas processing. From February 1994 to December 1997, Mr. Roth was Vice President of Engineering & Operations at Zilkha Energy. From December 1979 to February 1994, he was employed by ARCO in various capacities, including drilling production operations and business development both domestically and internationally. Mr. Roth has a B.S. in Petroleum Engineering from Texas A&M University and a M.B.A. in Finance from the University of Chicago. Mr. Roth is a certified professional engineer. Mr. Roth was selected by the board for his extensive background in the energy industry in engineering, procurement and construction in refining and gas processing as well as for his engineering technical expertise and executive experience.

There are no family relationships, of first cousin or closer, among our directors and executive officers, by blood, marriage or adoption.

Affirmative Determinations Regarding Director Independence and Other Matters

Our board of directors has determined that each of the following directors is an “independent director” as such term is defined in Rule 5605(a) (2) of the Nasdaq Stock Market (“Nasdaq”) Listing Rules: Alvin R. Albe, Jr., Frank M. Bumstead, P. Anthony Jacobs, Robert B. Rosene, Jr. and James R. Seward.

These five directors are each referred to individually as an “independent director” and collectively as the “independent directors.”

The board of directors has also determined that each member of the two committees of the board meets the independence requirements applicable to those committees prescribed by Nasdaq, the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service.

The Nominating and Compensation Committee reviewed the applicable legal standards for board member and board committee independence. On the basis of this review, the Nominating and Compensation Committee disclosed no change to the full board of directors and the board made its “independent director” determinations based upon the Nominating and Compensation Committee’s disclosure and each director’s review of the information made available to the Nominating and Compensation Committee.

Board Committees

The board of directors has two standing committees: the audit committee and the nominating and compensation committee.

Audit Committee

During 2011, the audit committee consisted of Messrs. Albe (Chairman), Bumstead, Jacobs, Rosene and Seward. The committee met five times during 2011. During 2012, the audit committee will consist of Messrs. Albe (Chairman), Bumstead, Jacobs, Rosene and Seward. The board of directors has determined that:

(i)	each member of the committee meets the independence criteria required by applicable law and the rules of the SEC and the Nasdaq for audit committee membership;

(ii)	each member of the committee is an “independent director” as defined in Section 10A(m)(1)(B)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nasdaq Rule 5605(a)(2);

(iii)	each member of the committee meets the Nasdaq’s financial knowledge requirements; and

(iv)	Mr. Albe is the “audit committee financial expert” under SEC rules and meets the Nasdaq’s professional experience requirements.

Each other member of the audit committee believes that he also meets the requirements for being considered an “audit committee financial expert” under applicable rules and regulations.

The audit committee operates pursuant to a written charter, a copy of which can be found at our website at www.syntroleum.com. As more fully described in the charter, the committee recommends to the board of directors the independent registered public accounting firm to perform the annual audit of our fiscal year financial statements and reviews: (i) the scope, plan and findings of the annual audit and any recommendations of the independent registered public accounting firm, (ii) the adequacy of internal accounting controls and audit procedures, (iii) our audited financial statements,(iv) the non-audit services performed by the independent registered public accounting firm, and (v) the fees paid to the independent registered public accounting firm for audit and non-audit services.

Nominating and Compensation Committee

During 2011, the nominating and compensation committee consisted of Messrs. Albe, Bumstead, Jacobs, Rosene (Chairman) and Seward. The committee took action by unanimous written consent on one occasion and approved 2011 incentive compensation during executive sessions of board meetings, with only nominating and compensation members present and the Chief Executive Officer present and the Chief Executive Officer excused for all compensation decisions pertaining to him. During 2012, the nominating and compensation committee will consist of Messrs. Albe, Bumstead, Jacobs, Rosene (Chairman) and Seward. The board of directors has determined that each director who served on the nominating and compensation committee during 2011 and will serve during 2012:

(i)	qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”);

(ii)	is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act; and

(iii)	is an “independent director” as defined in Nasdaq Rule 5605(a)(2).

The nominating and compensation committee operates pursuant to a written charter, a copy of which can be found on our website at http://www.syntroleum.com. As more fully described in the charter, the committee establishes and reports to the full board with respect to compensation plans under which officers and directors are eligible to participate, and recommends to the board for approval the salary for the chief executive officer and other executive officers. The committee administers our 2005 Stock Incentive Plan and reviews our overall compensation philosophy and program on a regular basis. The committee also recommends policies concerning director compensation to the board of directors.

The nominating and compensation committee may delegate its authority over discrete aspects of our overall compensation program to a subcommittee comprised of one or more members of the board of directors. The committee has formed a subcommittee, comprised of Mr. Robert Rosene that delegates authority to Mr. Rosene to grant stock based awards under our 2005 Stock Incentive Plan of not to exceed 20,000 shares of our common stock per award to all non-exempt employees and to exempt level employees. The delegation of authority to the subcommittee is not exclusive and the committee as a whole may, in its discretion, also make stock based awards to non-exempt and exempt level employees. For the purposes of determining exempt versus non-exempt employees, all employees eligible for overtime are considered non-exempt.

Director Nominations Process

The nominating and compensation committee is also responsible for identifying, evaluating and recommending to our board of directors qualified director nominees to be elected by the stockholders at each annual meeting and to be elected by the directors to fill any vacancies on the board that may arise between annual stockholder meetings.

In evaluating the qualifications of prospective nominees to the board, the nominating and compensation committee considers each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of our company and our stockholders. The nominating and compensation committee also considers whether candidates provide an appropriate mix of backgrounds and skills to the board.

Internal Process for Identifying Candidates

The nominating and compensation committee has two primary methods for identifying candidates (other than those proposed by our stockholders, as discussed below). First, on a periodic basis, the nominating and compensation committee solicits ideas for possible candidates from a number of sources, including members of the board, our senior level executives and individuals personally known to the members of the board.

Second, the nominating and compensation committee may from time to time use its authority under its charter to retain, at company expense, one or more search firms to identify candidates. If the nominating and compensation committee retains one or more search firms, such firms may be asked to identify possible candidates, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the board, the committee members and each candidate during the screening and evaluation process and thereafter to be available for consultation as needed by the nominating and compensation committee.

Nomination Recommendations by Stockholders

The nominating and compensation committee will consider nominees for director recommended by our stockholders. Please submit your recommendation along with their full suite of credentials to Karen L. Power, Senior Vice President, Principal Financial Officer and Corporate Secretary, Syntroleum Corporation, 5416 S Yale, Ste. 400, Tulsa, OK 74135.

In addition to recommending director nominees to the nominating and compensation committee, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our bylaws, as described under “Stockholder Proposals” elsewhere in this proxy statement.

Evaluation of Candidates

The nominating and compensation committee will consider all candidates identified through the processes described above. The extent to which the committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the committee about the qualifications and suitability of the individual, viewed in light of the needs of the board, and is at the committee’s discretion. The committee evaluates the desirability for incumbent directors to continue on the board following the expiration of their respective terms, taking into account their contributions as board members and the benefit that results from increasing insight and experience developed over a period of time. Although the committee will consider candidates for director recommended by stockholders, it may determine not to recommend that the board, and the board may determine not to, nominate those candidates for election to our board.

The nominating and compensation committee believes that nominees should, in the judgment of the board, be persons of integrity and honesty, be able to exercise sound mature and independent business judgment in the best interests of the stockholders as a whole, be recognized leaders in business or professional activity, have background experience that will complement those of other board members, be able to actively participate in board and committee meetings and related activities, be able to work professionally and effectively with other board members and management, be available to remain on the board long enough to make an effective contribution and have no material relationship with competitors, customers, or other third parties that could present realistic possibilities of conflict of interest or legal issues.

The nominating and compensation committee also believes that the board should include appropriate expertise and reflect gender, culture and geographical diversity, in light of the entire board’s current composition. The committee values gender, cultural and geographical diversity in its directors and will review nominees with the goal of having directors whose background and experience complement those of other directors, employees, and clients.

Timing of the Identification and Evaluation Process

The nominating and compensation committee will meet on the date of the first regularly scheduled meeting of the board in a calendar year if new director nominees are proposed. At this meeting, the committee considers, among other things, candidates to be recommended to the board for inclusion in the slate of director nominees to be recommended by the board at the next annual meeting of stockholders. The board usually meets in the first quarter to vote on, among other things, the slate of director nominees to be submitted to and recommended for election by stockholders at the annual meeting.

Board Leadership Structure

Robert B. Rosene, Jr., an independent director, serves as our chairman of the board and Edward G. Roth serves as our CEO. The board believes that independent oversight of management is an important component of an effective board of directors. The independent board members have determined that the most effective board leadership structure for Syntroleum at the present time is for separation of the chairman of the board from the CEO position. The independent board members believe that because the CEO is ultimately responsible for day-to-day operations of the Company and for executing the Company’s strategy, that it is best served to have an independent separate role of Chairman of the board. This allows for proper oversight and guidance. The CEO contacts the Chairman of the board on a regular basis and provides status updates of operations during these discussions. The board retains the authority to modify this structure to best address the Company’s unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.

Board’s Role in Risk Oversight

The full board of directors is actively involved in overseeing risk management for the Company. It does so in part through its monthly board meetings at which time members of management who supervise day-to-day risk management present all current risks in current business practices or future business prospects. Members of management disclose current margins on future operations from current market information, treasury risk including current cash balances and financial institutions, future investment risks or liquidity risk though cash flow forecasts and operational updates for construction and/or project management for current clients or joint ventures. Any new business prospects or processes are reviewed for risks, including market, investment, environmental, procedural and insurability before being presented to the board. Members of management present all known risks from this analysis to the board before requesting to proceed with further due diligence. If board approval is obtained to pursue a second level of due diligence then members of management expend more resources and time on the risks associated with any proposal by seeking third party analysis of known market trends and demands, traveling to and from different sites related to the proposal, performing detailed financial analysis as well as performing technical analysis of the process or prospect. All of this is presented to the board for review and approval before initiating any other negotiations.

In addition, each of our board committees considers the risks within its areas of responsibilities. The audit committee reviews risks related to financial reporting. The audit committee discusses material violations of Company policies brought to its attention on an ad hoc basis. Additionally, the outcome of the Company’s internal control assessment is presented to the audit committee annually; this assessment identifies internal controls and risks and drives the internal audit plan for the coming year. Material violations of the Company’s Code of Ethics and related corporate policies are reported to the audit committee and as required are reported to the full board.

Communication with Directors

Interested persons may send written communications to the board, including non-management members of the board, by mailing those communications to the audit committee at:

Syntroleum Corporation

c/o Audit Committee of the Board of Directors

5416 S. Yale Ste. 400

Tulsa, Oklahoma 74135

The audit committee will forward communications to individual directors, as appropriate.

We do not maintain a policy regarding director attendance at our annual meeting of stockholders. There were six directors at the time of the 2011 annual meeting of stockholders, and two directors attended the meeting.

Director Compensation

During 2011, the board of directors held a total of 11 regular meetings and one special meeting and took action by unanimous written consent on five occasions. No director attended fewer than 75 percent of the aggregate of board meetings and meetings of any committee on which he served in 2011.

We do not pay our directors a cash retainer. All directors are reimbursed for their travel and other expenses involved in attendance at board and committee meetings.

Under the 2005 Stock Incentive Plan, non-employee directors are eligible to receive grants of options to purchase shares of our common stock or awards of common stock or restricted stock. On January 1 of each year, non-employee directors received annual grants of a number of shares of our common stock determined by dividing $50,000 by the closing price of our common stock on the last trading day of the previous year. We granted 27,027 shares to each of our directors on January 1, 2011 at a grant date stock price of $1.85 and expect to continue the annual grant of common stock to non-employee directors as part of their compensation for service on the board. Mr. Robert B. Rosene, Jr., Chairman of the board, received an additional grant of 54,054 shares of common stock at a grant date price of $1.85 in recognition of his additional services as Chairman of the board.

Employees who are directors are not paid any fees or additional remuneration for their services as members of the board or any committee of the board.

Director Compensation Table 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Alvin R. Albe, Jr		50,000	—	—	—	—	50,000
Frank M. Bumstead		50,000	—	—	—	—	50,000
P. Anthony Jacobs		50,000	—	—	—	—	50,000
Robert B. Rosene, Jr.		150,000	—	—	—	—	150,000
James R. Seward		50,000	—	—	—	—	50,000

At December 31, 2011 our non-employee directors held unexercised options to purchase common stock as follows: Alvin R. Albe, Jr.—19,347; Frank M. Bumstead—19,347; P. Anthony Jacobs—8,943; Robert B. Rosene, Jr.—19,347; James R. Seward—2,242.

Stock Ownership Guidelines for Directors

We do not have a set guideline for director stock ownership. We do, however, encourage stock ownership by our directors and all compensation for services as a director is paid by us in shares of our common stock. As of May 8, 2012 board members beneficially owned approximately 5% of our issued and outstanding common stock.

Certain Relationships and Related Person Transactions and Code of Ethics

We have a written Code of Ethics and Conduct pursuant to which we evaluate all transactions required to be reported under Item 404 of Regulation S-K promulgated under the Securities Act and the Exchange Act. The Code of Ethics is accessible on our website, www.syntroleum.com. This policy provides for the transaction to be brought to the attention of the CEO, PFO or Audit Committee for approval. If approval is obtained, our practice is to take the matter to our board of directors and, in certain circumstances involving equity transactions, to our stockholders.

Tyson Foods, a greater than 8% shareholder, is our partner in the Dynamic Fuels venture which is discussed at length in our SEC filings. We provide technical engineering, licensing and other services to Dynamic Fuels and Tyson provides feedstock.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors, upon recommendation of the audit committee, has appointed HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2012. HoganTaylor LLP was our independent accountant for the year ended December 31, 2011.

Although the selection and appointment of independent registered public accounting firm is not required to be submitted to a vote of stockholders, the board of directors has determined to ask our stockholders to approve this appointment.

Votes Required

Approval of Proposal 2 to ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2012, requires the affirmative vote of a majority of the “votes cast” on the proposal at the meeting either in person or by proxy. “Votes cast” means all shares that are voted “for,” “against,” “withhold,” or “abstain” with respect to a proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will be treated as not present and will not be considered in determining the “votes cast” either for or against Proposal 2.

The board of directors recommends that stockholders vote FOR the ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2012.

Representatives of HoganTaylor LLP are expected to be present at the meeting, will be given the opportunity to make a statement if they so desire, and be available to respond to appropriate questions of any stockholders.

BOARD AUDIT COMMITTEE REPORT

Our committee has reviewed and discussed Syntroleum’s audited financial statements for the year ended December 31, 2011 with management. In addition, we have discussed with HoganTaylor LLP, Syntroleum’s independent registered public accounting firm, the matters required by Codification of Statements on Auditing Standards No. 61 (SAS 61).

We have received the written disclosures and the letter from HoganTaylor LLP required by Independence Standards Board Standard No. 1, and we have reviewed, evaluated and discussed the written disclosures with that firm and its independence from Syntroleum. We also have discussed with management and HoganTaylor LLP such other matters and received such assurances from them as we deemed appropriate.

Based on the foregoing review and discussions and relying thereon, we recommended to the board of directors the inclusion of Syntroleum’s audited financial statements for the year ended December 31, 2011 in Syntroleum’s Annual Report on Form 10-K for such year filed with the SEC on March 6, 2012.

Audit Committee

Alvin R. Albe, Jr. (Chairman)

Frank M. Bumstead

P. Anthony Jacobs

Robert B. Rosene, Jr.

James R. Seward

Independent Registered Public Accounting Firm’s Fees

HoganTaylor LLP billed us fees in fiscal year 2011 and 2010 as set forth in the table below for (i) the audit of our annual financial statements, the audit of effectiveness of internal controls over financial reporting, the reviews of our quarterly financial statements and services related to certain SEC registration statements, (ii) assurance and related services that are reasonably related to the performance of the audit or review of financial statements not included in (i), (iii) professional services relating to tax compliance and preparation, tax advice and tax planning, and (iv) all other services rendered.

	2011	2010
Audit Fees	$140,000	$140,000
Audit-Related Fees*	22,500	22,500
All Other Fees	27,500	—
Tax Fees	15,000	15,000

Total	$205,000	$177,500

*	Represents fees for professional services rendered for review of filings in 2011 and 2010.

The Audit Committee has considered whether the provision of services rendered in 2011, other than the audit of our financial statements, the 2011 audit of effectiveness of internal controls over financial reporting, and the reviews of our quarterly financial statements, was compatible with maintaining the independence of HoganTaylor LLP and determined that the provision of such services was compatible with maintaining such independence.

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee’s amended and restated charter allows the Audit Committee to delegate to subcommittees consisting of one or more members the authority to grant pre-approvals of audit and permitted non-audit services between Audit Committee meetings, provided that the subcommittee reports any pre-approval decisions to the full Audit Committee at the committee’s next scheduled meeting. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services performed by the independent registered public accounting firm. The policy requires advance approval by the Audit Committee of all audit and non-audit work. Unless the specific service has been previously pre-approved with respect to the 12-month period following the advance approval, the Audit Committee must approve a service before the independent registered public accounting firm is engaged to perform the service. The Audit Committee has given advance approval for specified audit, audit-related and tax services for 2012. Requests for services that have received this pre-approval are subject to specified fee or budget restrictions as well as internal management controls. All of the 2011 audit and non-audit services described above were pre-approved by the Audit Committee in accordance with its charter, its policies and procedures, and pursuant to applicable rules of the SEC.

PROPOSAL 3—APPROVAL OF 2011 COMPENSATION AWARDED TO NAMED EXECUTIVE OFFICERS

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our named executive officers for 2011.

Our executive compensation program and compensation to our named executive officers are described in pages 23-32 of this proxy statement. Our compensation programs are overseen by the Nominating and Compensation Committee and reflect our philosophy to pay all of our named executive officers, in ways that support two primary business objectives:

•	Attract, retain and motivate highly qualified individuals.

•	Align employee interest with long-term stockholder interests.

To help achieve these objectives, we structure our named executive officers’ compensation to reward the achievement of short-term and long-term strategic and operational goals.

Votes Required

Approval of Proposal 3 requires the affirmative votes of a majority of the “votes cast” on the proposal at the meeting either in person or by proxy. “Votes cast” means all shares that are voted “for,” “against,” “withhold,” or “abstain” with respect to a proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will be treated as not present and will not be considered in determining the “votes cast” either for or against Proposal 3. Because this vote is advisory, it will not be binding upon our board of directors. However, the Nominating and Compensation Committee will consider the outcome of the vote, along with other relevant factors, in evaluating its executive compensation program.

The board of directors recommends that stockholders vote FOR the approval of 2011 compensation awarded to named executive officers, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures in this proxy statements

PROPOSAL 4—REVERSE SPLIT

General

Our board has unanimously approved seeking stockholder approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock in a ratio in the range of between one-for-two and one-for-ten (the “Reverse Split”). If this proposal is approved by our stockholders, our board will have the authority, in its sole discretion, to determine whether or not to proceed with the Reverse Split, and to determine the exact split ratio within the foregoing range, at any time on or prior to the date of our 2013 annual meeting of stockholders, without seeking further approval or authorization from our stockholders.

The board seeks the authority to implement a Reverse Split in order to avoid the possible delisting of our common stock from Nasdaq. We believe the delisting of our common stock from Nasdaq will adversely affect our shareholders. Our common stock is currently listed for trading on the Nasdaq Capital Market. One of the requirements for continued listing on the Nasdaq Capital Market is that the closing bid price of our common stock not fall below $1.00 per share for specified periods set forth in the Nasdaq rules that govern continued listing. In order to give our board the flexibility to address near term declines in the price of our common stock to avoid delisting, Proposal 4 grants authority to our board to effect the Reverse Split at any time prior to our 2013 annual meeting of stockholders.

A reverse stock split which combines outstanding shares of stock should increase the per share price of our common stock and could, if Proposal 4 is approved, be used by our board to attempt to achieve a $1.00 or more per share price, thereby avoiding a potential delisting. We believe that after giving effect to the Reverse Split our common stock would trade at a minimum bid price above $1.00 per share and that we would comply with the requirements for continued listing on the Nasdaq Capital Market. However, we cannot assure you that it would be in compliance with all other continued listing requirements as of the time of the Reverse Split or that we will remain in compliance after the Reverse Split. See, “Proposal 4—Certain Risk Factors Associated With the Reverse Split” elsewhere in this proxy statement.

If the stockholders approve Proposal 4 relating to the Reverse Split, the board will set the ratio for the Reverse Split or determine in its sole discretion, taking into consideration, among other things, relevant market conditions prevailing at the time of its determination. The board believes that the grant of this discretion, rather than approval of a stock split on a specified date at a specified ratio, provides the board with desirable flexibility to react to prevailing market conditions and to therefore act in the best interests of the company and its stockholders. In setting the ratio for the Reverse Split, it will be the intention of the board to increase the price of our common stock sufficiently above the $1.00 minimum bid price per share required for continued listing of our common stock on the Nasdaq Capital Market so that we would not be faced with delisting by Nasdaq for failure to meet the minimum bid price absent a significant percentage decline in our stock price.

The Reverse Split will decrease the number of our issued and outstanding shares of common stock. Except for adjustments to individual holdings as a result of the payment of cash for fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The Reverse Split will not affect the relative voting and other rights that accompany the shares of common stock.

Upon the implementation of the Reverse Split, the number of shares of our Common Stock available for issuance will increase significantly because the Reverse Split will not result in a reduction of the number of shares of authorized but unissued common stock. The following table shows the number of shares that would be (a) issued and outstanding, (b) authorized and reserved for issuance upon the exercise of outstanding stock options and warrants and (c) authorized but unreserved for issuance, upon the implementation of the Reverse Split at each ratio from one-for-two to one-for-ten based on our capitalization as of March 31, 2012.

	(A) Shares Issued and Outstanding	(B) Shares Authorized and Reserved for Issuance	(C) Shares Authorized but Unreserved	Total Authorized
As of March 31, 2012	98,443,410	25,702,847	25,853,743	150,000,000
If l-for-2 Stock Split Enacted	49,221,705	12,851,424	87,926,871	150,000,000
If l-for-3 Stock Split Enacted	32,814,470	8,567,616	108,617,914	150,000,000
If l-for-4 Stock Split Enacted	24,610,853	6,425,712	118,963,435	150,000,000
If 1-for-5 Stock Split Enacted	19,688,682	5,140,569	125,170,749	150,000,000
If l-for-6 Stock Split Enacted	16,407,235	4,283,808	129,308,957	150,000,000
If 1-for-7 Stock Split Enacted	14,063,344	3,671,835	132,264,821	150,000,000
If 1-for-8 Stock Split Enacted	12,305,426	3,212,856	134,481,718	150,000,000
If l-for-9 Stock Split Enacted	10,938,157	2,855,872	136,205,971	150,000,000
If 1 for 10 Stock Split Enacted	9,844,341	2,570,285	137,585,374	150,000,000

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance at March 31, 2012 will decrease, giving our board an increased percentage of authorized shares available for issuance in its discretion. Our board may, from time to time, deem it to be in our best interests and that of our stockholders to enter into transactions and other ventures that may include the issuance of shares of our common stock. Many stock issuances do not require stockholder approval and our board generally seeks approval of our stockholders in connection with a proposed issuance only if required at that time. The Reverse Split is not part of any plan or proposal to take Syntroleum private. To the contrary, the Reverse Split is intended to enable us to remain public and for our securities to remain tradable on the Nasdaq Capital Market or other Nasdaq Markets.

The amendment to our Certificate of Incorporation being submitted to our stockholders in Proposal 4, or the “charter amendment,” to be filed with the Secretary of State of Delaware and the amendment to our Certificate of Designation relating to our Series A Junior Participating Preferred Stock, as approved by our board without the requirement to obtain stockholder approval and in substantially the form to be filed with the Secretary of State of Delaware, are attached to this proxy statement as Exhibit A in substantially this form and Exhibit B, respectively, in each case, with such changes and modifications thereto as may be required by the Delaware Secretary of State or as may be deemed advisable and in the best interests our stockholders by the board, including the insertion of the per share ratio of the Reverse Split selected by the Board. The Reverse Split will become effective upon filing the charter amendment with the Delaware Secretary of State or at such later date as may be set forth by the board in the charter amendment.

Votes Required

Under Delaware law, the approval of Proposal 4 to amend our Certificate of Incorporation as described in this proxy statement requires the affirmative vote of a majority of all of our issued and outstanding shares of common stock entitled to vote on the record date. Accordingly, abstentions and broker “non-votes” will have the effect of a vote against the proposal.

The board of directors unanimously recommends that stockholders vote FOR PROPOSAL 4 and approve the charter amendment that will grant the board authority, in its sole discretion, to effect a reverse split and to establish the ratio for the reverse split from a range of between one-for-two to one-for ten, or not to complete the reverse split, in each case at a date no later than the date of our 2013 annual meeting of stockholders.

Background Of The Reverse Split

The Nasdaq Capital Market has certain requirements for continued listing in those trading markets. Failure to meet a Market’s listing requirements can result in “delisting,” which means the loss of trading privileges on that Market, subject to notice and cure periods provided by Nasdaq rules. These requirements include:

•	either (a) stockholders’ equity of $2,500,000, (b) net income in the most recently completed fiscal year or in two of the last three years of $500,000, or (c) a market capitalization of $35,000,000;

•	a minimum bid price of $1.00 per share; and

•	at least 300 round lot stockholders.

The closing price for our common stock during the period from April 1, 2011 to March 31, 2012 ranged from a high of $2.24 to a low of $0.80. The closing price per share of our common stock on May 8, 2012 was $0.90, which would result in a market capitalization of $88,599,000 on that date.

Reasons For The Reverse Split

In reaching its decision to submit and recommend the adoption of Proposal 4 by our stockholders, our board considered, among other factors, the consequences to us and our stockholders if our common stock were delisted by Nasdaq.

The most significant consequence of delisting would be that our common stock would most likely be quoted and traded in the so-called “pink sheets,” which is an over-the-counter quotation system among brokers, or on the Over-The-Counter (“OTC”) Bulletin Board maintained by Nasdaq. If that occurs, the liquidity and marketability of our common stock would likely decrease as investors could find it more difficult to execute trades in our common stock on a timely basis or to obtain timely and accurate quotations of the market value of our common stock. In addition, if our common stock were to trade on these over-the-counter markets at less than $5.00 per share, trading in our common stock would be subject to certain rules under the Exchange Act which imposes burdens upon broker-dealers that would likely discourage them from executing transactions in our common stock. For these reasons, we believe that current and prospective investors will view an investment in our common stock more favorably if our shares are listed for trading on the Nasdaq Capital Market.

We also believe that the anticipated increase in the per share price of our common stock resulting from the Reverse Split will enhance the acceptability and marketability of our common stock within the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock, particularly in the important institutional investor community. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or to monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

We also believe that current and prospective employees and customers will view us more favorably if our common stock continues to be listed on Nasdaq.

Although we believe that the anticipated benefits of a Reverse Split will be in the best interests of Syntroleum and its stockholders, the Reverse Split may result in some stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per share basis, than the cost of transactions in even multiples of 100 shares. In addition, a Reverse Split will make it more difficult for us to meet the requirement for continued listing on the Nasdaq Market or the Nasdaq Capital Market relating to the minimum number of round lot holders.

We cannot assure you that the Reverse Split will have any of the desired consequences described above.

Required Vote For The Reverse Split

Adoption of Proposal 4 will require the affirmative vote of a majority of our shares of common stock issued and outstanding on the record date. Therefore, common stock that is voted by the holder to abstain and shares of common stock subject to brokers “non-votes” have the practical effect of being votes against the matter.

Effecting the Reverse Split

If Proposal 4 is approved by stockholders at the annual meeting, the charter amendment to implement the Reverse Split will be filed with the Delaware Secretary of State only upon a determination by the board that the Reverse Split is then in the best interests of Syntroleum and its stockholders and the board’s establishment of an appropriate ratio for the Reverse Split based on factors prevailing at the time. The board will consider, among other factors, prevailing market condition; the likely effect of the Reverse Split on the market price of our common stock, our compliance with the Nasdaq listing requirements, and the marketability and liquidity of our common stock. If for any reason the board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the charter amendment, without further action by our stockholders.

Upon the filing of the charter amendment, and without any further action on the part of Syntroleum or its stockholders, the issued and outstanding shares of common stock held by stockholders of record as of the effective date of the Reverse Split will be converted into a lesser number of shares of common stock (the “New Common Stock”) calculated in accordance with a Reverse Split ratio of between one-for-two and one-for-ten as selected by the board and set forth in the charter amendment. For example, if a stockholder presently holds 100 shares of common stock, he, she or it would hold 50 shares of common stock following a one-for-two Reverse Split, or ten shares of common stock following a one-for-ten Reverse Split. Restricted stock granted under the 2005 Stock Incentive Plan and outstanding as of the effective date of a Reverse Split would be similarly adjusted.

Stockholders who hold a number of shares of common stock that cannot be evenly divided by the Reverse Split ratio selected by the board, will end up with a fraction of one share of New Common Stock and shall be entitled to receive cash for the fractional share based on the closing trading price of a share of new Common Stock on the effective date of the Reverse Split. For example, if a stockholder held 45 shares of common stock and the Reverse Split ratio were set at one-for-ten, that stockholder would receive four shares of New Common Stock plus one-half of a fractional share for which the stockholder would receive cash in lieu of the fractional share, as described below.

After the effective date of the Reverse Split, Syntroleum will continue to be subject to periodic reporting and other requirements of the Exchange Act. Our common stock will continue to be reported on the Nasdaq Capital Market under the symbol “SYNM”, although it is likely that Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Reverse Split to indicate that the Reverse Split has occurred.

After the effective date, outstanding shares of common stock will remain fully paid and non-assessable.

We will make all necessary filings with Nasdaq as required by the rules and regulations of Nasdaq promulgated pursuant to Rule l0b-l7 of the Exchange Act.

Effect of Reverse Split On Stockholders Holding Common Stock in Street Name

Upon a Reverse Split, we intend to treat stockholders holding our common stock in “street name” either through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial owners holding our common stock in “street name”. However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Accordingly, if you hold your shares through a bank, broker or other nominee and if you have any questions in this regard, the Corporation encourages you to contact your nominee.

Effect of Reverse Split On Outstanding Stock Purchase Warrants

With respect to outstanding warrants to purchase shares of our common stock, the total number of shares of common stock that each warrant is exercisable for will be reduced by the Reverse Split ratio, and the exercise price per each share of common stock will likewise increase in proportion to the Reverse Split ratio.

Effect on Outstanding Stock Options

The Reverse Split would effect a reduction in the number of shares of Common Stock issuable upon the exercise of outstanding stock options in proportion to the Reverse Split ratio and the exercise price of such options would likewise increase, in proportion to the Reverse Split ratio. No fractional shares of common stock will be issued upon the exercise of any option, and the holder thereof will receive cash in lieu of the fractional share interest.

Effect on Shares Authorized for Issuances under 2005 Stock Incentive Plan

The 2005 Plan is the only share based award plan pursuant to which we have shares of common stock available for the grant of new share based awards. The Reverse Split would reduce the absolute number of shares of common stock available for future issuance under our 2005 Plan; however, the Reverse Split will have no effect upon the proportion of shares available for future issuance in relation to the total number of shares of common stock reserved for issuance upon the exercise of outstanding share based awards

Effect of Reverse Split On Our Stockholder Rights Plan And the Par Value of Our Capital Stock

Each share of our common stock carries with it a right (the “Rights”) to purchase one one-thousandths of a share of Series A Junior Participating Preferred Stock (the “Series A Junior Preferred”) upon the occurrence of certain events relating generally to an accumulation of shares of our common stock by a shareholder or group of related shareholders. In connection with the Reverse Split, our board considered, deemed advisable and adopted a resolution approving proposed amendments to the Certificate of Designation that established our Series A Junior Participating Preferred Stock (the “Certificate of Designation”). If the Reverse Split is implemented, the Certificate of Designation would be amended accordingly. The text of the form of amendments to the Certificate of Designation that would be filed with the Delaware Secretary of State is set forth in Exhibit B to this proxy statement; provided that, such text is subject to amendment to include such changes as may be required by the office of the Delaware Secretary of State or as our board may deem necessary and advisable to effect the Reverse Split.

The par value of our common stock will remain unchanged at $.01 per share following the Reverse Split, while the number of shares of Common Stock issued and outstanding will be reduced.

Effect On Registered Certificated Shares

Some of our registered stockholders hold shares in certificate form. If any of your shares are held in certificate form, you will receive a letter of transmittal from our transfer agent American Stock Transfer (“Transfer Agent”) as soon as practicable after the effective date of the Reverse Split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares of our common stock (“Old Certificates”) to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Transfer Agent. Consequently, you will need to surrender your Old Certificate(s) before you will be able to sell or transfer your stock.

If an Old Certificate has a restrictive legend on the back of the Old Certificate, a New Certificate evidencing shares of New Common Stock will be issued with the same restrictive legends, if any, that are on back of the Old Certificate(s) (“Restricted Stock”).

Stockholders will receive a cash payment in lieu of any fractional share interest.

All expenses of the exchange of certificates will be borne by us.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S). YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE TRANSFER AGENT EXCEPT TOGETHER WITH A COMPLETED LETTER OF TRANSMITTAL.

Effect On The Authorized Number Of Shares Of Capital Stock

Our Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock, $.01 par value, and 5,000,000 shares of preferred stock, $.01 par value. After the effective date of the Reverse Split, the number of shares of common stock and preferred stock authorized for issuance will remain unchanged and will not be converted into a lesser number of shares of common stock or preferred stock by reason of the Reverse Split.

Accounting Consequences

The par value of our common stock will remain unchanged at $.01 per share after the Reverse Split. However, the number of shares of common stock outstanding as designated on our consolidated balance sheet will be adjusted downward to reflect the Reverse Split and, accordingly, stated capital, or the dollar amount reflected for common stock would also be reduced to an amount equal to the aggregate par value of the reduced number of shares of common stock and the additional paid in capital designated on our consolidated balance sheet would be increased by an amount equal to the amount by which the common stock account was decreased. Additionally, net loss or income per share for all periods presented will increase proportionately as a result of the Reverse Split since there will be a lower number of shares outstanding. We do not anticipate that any other material accounting consequence would arise as a result of the Reverse Split.

Potential Anti-Takeover Effect

If the Reverse Split is implemented by our board, there will be an increase in the number of authorized but unissued shares because the number of issued and outstanding shares will be reduced by the Reverse Split while the number of authorized shares is not being reduced by the Reverse Split. This could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances of our common stock that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of Syntroleum with another entity). The Reverse Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or to obtain control of us, nor is it part of a plan by management to recommend to our board and stockholders a series of amendments to our Certificate of Incorporation to effect or deter a change in control. Other than the Reverse Split proposal, our board does not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation that could be construed as affecting the ability of third parties to take over or change the control of Syntroleum.

No Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Consequences

The following is a summary of the material anticipated United States federal income tax consequences of the Reverse Split to our stockholders. This summary is based on the United States federal income tax laws now in effect and as currently interpreted, and does not take into account possible changes in such laws or interpretations. This summary is provided for general information only and does not address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the United States federal income tax consequences to our stockholders in light of their individual investment circumstances or to stockholders subject to special treatment under the federal income tax laws, and does not address any consequences of the Reverse Split under any state, local, or foreign tax laws.

ACCORDINGLY, YOU ARE ENCOURAGED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO YOU, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

We believe that, except with respect to cash payments for fractional shares, Syntroleum stockholders who exchange their common stock solely for New Common Stock should generally recognize no gain or loss for United States federal income tax purposes. A stockholder’s aggregate tax basis in his or her shares of New Common Stock received should be the same as his or her aggregate tax basis in the common stock exchanged there for. The holding period of the New Common Stock received by such stockholder should include the period during which the surrendered common stock was held, provided all such common stock was held as a capital asset at the effective date of the Reverse Split. Depending on certain facts and circumstances, a stockholder receiving cash in lieu of a fractional share may recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. Alternatively, in certain circumstances a stockholder receiving cash in lieu of a fractional share may be treated as having received a distribution from us that may be characterized as a dividend for United States federal income tax purposes.

Syntroleum will not recognize any gain or loss as a result of the Reverse Split.

Our beliefs regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which he or she resides.

Certain Risk Factors Associated With The Reverse Split

There can be no assurance that the total market capitalization of our common stock (i.e., the aggregate value of all our issued and outstanding common stock at the time of computation) after a Reverse Split will be equal to or greater than the total market capitalization before the Reverse Split or that the per share market price of our common stock following the Reverse Split will increase to reflect the Reverse Split, or at all.

There can be no assurance that the per share market price of our common stock after a Reverse Split will increase in proportion to the reduction in the number shares of our common stock outstanding before a Reverse Split. For example, based on the market price of our Common Stock on May 8, 2012 of $0.90 per share, if the board decided to implement the Reverse Split at a Reverse Split ratio of one-for-ten, there can be no assurance that the post-split market price of our Common Stock would increase to $9.00 per share or greater. If the per share market price of our common stock after the Reverse Merger does not increase in proportion to the reduction in the number of shares of common stock outstanding based upon the Reverse Split ratio selected by the board, then the total market value of the our common stock after the Reverse Split will be lower than the total market value of our common stock before the Reverse Split and stockholders would have suffered a decline in value of their common stock.

If the Reverse Split is effected, the resulting per share price of our common stock may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While our board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that our per share price after the Reverse Split will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

If the Reverse Split is effected, there is no assurance that we will comply with the continued listing requirements of the Nasdaq Capital Market, which may result in our common stock being delisted from such Markets.

Our board believes that it is in our best interest and in the best interests of our stockholders to approve the proposal relating to the Reverse Split at this time in order to give the board the flexibility to implement a Reverse Split intended to increase the minimum bid price of our common stock to satisfy a continued listing requirement of Nasdaq. However, even if the minimum bid price or our common stock immediately after the Reverse Split increases in direct relation to the Reverse Split ratio selected by the board there are no assurances that after the passage of time that the minimum bid price of our common stock will maintain its Reverse Split adjusted price. Consequently, our stock price could decline below the required $1.00 minimum closing bid price and we would not be in compliance with the applicable Nasdaq Capital Market requirements. Additionally, there are no assurances that we will continue to meet the other continued listing requirements of the Nasdaq Capital Market after giving effect to the Reverse Split.

Interests Of Directors And Executive Officers In Proposal 4

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in Proposal No. 4 except to the extent of their ownership of shares of our common stock.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Unless otherwise stated, the following table sets forth the number of shares of our common stock beneficially owned as of May 8, 2012, by (1) each director and nominee for director, (2) each of the executive officers named in the Summary Compensation Table in this proxy statement, (3) all directors and executive officers as a group; and (4) all persons known by us to be the beneficial owners of at least five percent (5%) of our outstanding common stock. As of May 8, 2012, there were 98,479,622 shares of our common stock issued and outstanding.

Name (1)(2)	Shares	Percentage of Class
Current Executive Officers
Edward G. Roth	1,856,001	1.9%
Karen L. Power	251,786	*
Directors
Alvin R. Albe, Jr.	536,866	*
Frank M. Bumstead(3)	493,945	*
P. Anthony Jacobs(4)	862,386	*
Robert B. Rosene, Jr.(5)	760,557	*
James R. Seward	602,654	*
All directors and executive officers as a group (7 persons)	5,364,195	5.4%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,997,808	5.1%
Tyson Foods, Inc. 2200 Don Tyson Parkway Springdale, Arkansas 72762-6999	8,000,000	8.1%

*	Represents ownership of less than 1%.
(1)	Except as otherwise noted and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Syntroleum Corporation, 5416 S Yale Ave., Ste 400, Tulsa, OK, 74135.
(2)	Shares of common stock subject to options and warrants that are exercisable within 60 days of the date of this proxy statement are deemed outstanding for purposes of determining beneficial ownership and computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Accordingly, the following shares of common stock subject to stock options or warrants are included in the table: Edward G. Roth – 150,000; Karen L. Power – 65,000; Alvin R. Albe, Jr. – 16,812; Frank M. Bumstead – 16,812; P. Anthony Jacobs – 6,408; Robert B. Rosene, Jr. – 16,812; James R. Seward – 2,242; and all directors and executive officers as a group – 274,086. Restricted Stock awards granted but not vested as of May 8, 2012 are deemed outstanding for purposes of determining beneficial ownership and computing the percentage ownership of such persons. Accordingly, the following restricted shares of common stock subject to vesting based on milestone achievements by the Company are included in the table: Edward G. Roth – 900,000.

Under the Company 401K Plan, the Company matches employee contributions with shares of common stock. Shares of common stock held by individuals in their 401K Plan are: Edward G. Roth – 44,117 and Karen L. Power – 10,786.

(3)	Includes 13,847 shares of common stock held by Mr. Bumstead’s wife, as to which he disclaims beneficial ownership.
(4)	Includes 140,000 shares of common stock held by Mr. Jacobs’ wife, as to which he disclaims beneficial ownership, and 715,978 shares held by the P. Anthony Jacobs Trust.
(5)	Includes 10,200 shares of common stock owned by trusts the beneficiaries of which are Mr. Rosene’s children, as to which Mr. Rosene disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and owners of 10% or more of our common stock to file with the SEC and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of common stock. Based solely on a review of the copies of reports furnished to us and representations that no other reports were required, we believe that all of our directors, executive officers and 10% or more stockholders during the fiscal year ended December 31, 2011 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Mr. Alvin Albe, Jr, Frank Bumstead, P. Anthony Jacobs, James Seward and Robert B. Rosene, Jr. failed to timely file reports on From 4 with respect to one transaction each.

Executive Officers of the Company

The following are our executive officers.

Name	Age	Position
Edward G. Roth	55	Chief Executive Officer, President and Director
Karen L. Power	60	Senior Vice President and Principal Financial Officer

For biographical information on Mr. Roth, please see, “Class C Directors”.

Karen L. Power is a Senior Vice President and our Principal Financial Officer, having joined our company in June 2007. Mrs. Power was previously Executive Vice President, Chief Financial Officer and Cashier for Summit Bank from 2001 to 2007, Senior Vice President, Chief Financial Officer and Cashier for Federal BankCentre from 1998-2001, Vice President and Chief Financial Officer for Community Care HMO, Inc. from 1994-1997, and Senior Vice President and Chief Financial Officer for Western National Bank from 1984-1994. Prior to 1984 Mrs. Power served in various tax positions with Arthur Andersen & Co., GRA, Inc. and Commerce Bank. Mrs. Power is a certified public accountant and received her Bachelor of Science in Business Administration from the University of Missouri-Kansas City, Missouri.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy and Objectives

The objective of Syntroleum’s executive compensation policy is to attract, retain and motivate highly qualified individuals and to align their interests with our shareholders. We do this by offering competitive, interrelated compensation components that are designed to reward them for results that have been identified as important factors in enhancing shareholder value. The tables that you find in this Annual Report on Form 10-K contain specific information about the compensation earned or paid in 2011, 2010 and 2009 to Edward G. Roth and Karen L. Power, whom we refer to as our “named executive officers” as of December 31, 2011.

The Board has considered our shareholders vote on the “Say on Pay” issues and, as voted by a majority of the shareholders, has determined to submit the question of management compensation to its shareholders annually.

Role of the Nominating and Compensation Committee and Management

The Nominating and Compensation Committee determines cash bonuses and stock option and restricted stock awards and changes in remuneration to our executive officers. Bonuses and grants of stock options and restricted stock are individually determined and administered by the nominating and compensation committee. The Chief Executive Officer works with the Nominating and Compensation Committee in the design of the plans and makes recommendations to the committee regarding the salaries and bonuses of executive officers that report directly to him as well as the salaries and bonuses and the award of options and restricted stock to other employees.

Our executive compensation guidelines, as established by the Nominating and Compensation Committee, are designed to pay a base salary generally measured below the 50th percentile of base salaries paid by other peer group companies, as adjusted to take into account differences in revenue size and for individual performance. Our peer group companies have similar low current sales with high market to sales ratios. This is an indicator that the peer group is in a similar pre-commercialization stage in their business life cycle. The Nominating and Compensation Committee has determined Syntroleum’s peer group to include Andersons Inc., Aventine Renewable Energy Holdings, Inc., Ballard Power Systems, Inc., BioFuel Energy Corporations, Evergreen Energy, Inc., FuelCell Energy Inc., Fuel-Tech, Inc., Headwaters Inc., Pacific Ethanol, Rentech Inc., Synthesis Energy Systems, and Verenium Corporations. As the Company is in the pre-commercialization stage of business life and cash is a key performance indicator to the Company, the Nominating and Compensation Committee deems it appropriate to pay a base salary below average at this point in the Company’s business life. Based on compensation data for 2008, the last time detailed analysis compared to the peer group was performed; the chief executive officer was paid in the 11th percentile compared to the peer group listed above. Mrs. Power and Mr. Roth have not received increases in base salary since the 2008 analysis was performed. Mr. Roth’s salary is paid under the terms of an employment agreement described below.

Incentive compensation takes the form of equity and cash. As part of this process, the Nominating and Compensation Committee recommends the Chief Executive Officer’s incentive compensation award to the board for approval and reviews and approves the awards recommended by the Chief Executive Officer with respect to the other executive officer. Such awards reward participants for achieving established cost targets and prosecuting the business of the company, reward execution of the business plan and success in execution beyond budgeted or expected values, and reward performance related to specific commercialization projects. These awards can take the form of cash or Syntroleum Corporation restricted stock or options with performance vesting schedules. In 2011, 2010 and 2009, these awards took the form of cash. All cash or equity grants to named executive officers are approved by the Nominating and Compensation Committee.

Typically, increases in base compensation occur upon significant changes in job responsibility or notable changes in the job market. Normally, previous compensation actions do not influence current year’s awards or grants except in the case of awards intended to cover multi-year periods.

Elements of Compensation Plan

Our compensation plan for key executives includes long-term milestone based incentives. We believe that by making milestone based incentives the basis for incentive awards provides the board with a means to emphasize and monitor management’s progress towards our key strategic goals. Based on the Nominating and Compensation Committee’s reviews of executive compensation, it was determined that the plan would be primarily comprised of base pay, incentive compensation and long-term incentive compensation. Base pay would be comprised of an executive’s salary, while incentive compensation consists of cash bonuses or immediately vested stock awards and would reward the executive for cost target performance during the year as measured against individual performance and reward execution of the business plan. Long-term incentive compensation is meant to reward multi-year achievements with awards given in stock options and restricted stock with vesting based on the occurrence of Company project related intermediate milestones. Long-term incentive compensation will take the form of stock and be performance based. By providing these three pieces of compensation it was determined that incentives would be in place to achieve strategic short-term milestones, while the long-term incentive compensation would be used to reinforce the sense of shared purpose, overall shareholder returns and focus executives on key longer term strategic and financial milestones. From time to time, individual or corporate achievements or market pressures may merit additional discretionary grants being given throughout the year. It is not our practice to time these grants prior to the release of material information but rather to provide these grants during the normal course of business. These would be granted at the Nominating and Compensation Committees’ discretion.

The allocation among these compensation elements depends on performance objectives and market pressures. Generally more emphasis is placed on incentive compensation than base salary. Grants of incentive and long-term incentive compensation were generally at least 50% of the named executive compensation package.

Base Pay

Base salary is generally measured below the 50th percentile of base salaries paid by other peer group companies, as adjusted to take into account differences in market capitalization and for individual performance. Base pay is designed to be competitive with salary levels for comparable executive positions at other peer group companies engaged in the development of new technologies. The Nominating and Compensation Committee reviews such comparable salary information as one factor to be considered in determining the base pay for our executive officers. The Nominating and Compensation Committee also considers other factors, including that officer’s responsibilities, experience, leadership, potential future contribution and demonstrated individual performance measured against strategic business objectives. As the Company is in the pre-commercialization stage of business, the Nominating and Compensation Committee considers the liquidity of the Company when factoring base pay into management salaries and therefore pays base salaries below average for named executive officers. Our philosophy and practice is to place a significant emphasis on incentive and long-term incentive compensation. The Nominating and Compensation Committee also considers internal pay equity among the executive officers and employees generally. The types and relative importance of the strategic business objectives and financial objectives vary among our executives depending on their positions and the particular operations and functions for which they are responsible. The compensation committee reviews base salaries annually. These salaries are reviewed at the first board meeting of each year and were not increased in 2011. Annual base salaries for Edward G. Roth and Karen L. Power are currently $260,000 and $175,000, respectively.

Incentive Compensation

Incentive compensation takes the form of annual cash or equity bonuses paid at specific targets ranging from 20% to 50% of salary for key executives based on our compensation plan structure. These payouts are based on the Nominating and Compensation Committee’s review of individual performance related to cost targets and prosecution of the business of the Company. The annual bonus is not typically dependent on macroeconomic conditions. Annual bonuses are paid to our executive officers pursuant to our Syntroleum Incentive Compensation Plan, which provides for cash bonuses based on achievement over the course of the year of performance objectives. The amount each executive officer receives is determined by the Nominating and Compensation Committee and the board of directors and depends on the individual’s performance and level of responsibility. Typically executive officers may receive cash bonuses of 20% to 50% of their annual salary depending on the achievement of individual and company goals during the year. There is no limitation on the annual bonus if individual achievement and company goals are exceeded during the year. Competitive market factors for employee retention are taken into account as well as corporate performance when making these determinations. Successful achievement of all goals and objectives is not required for bonuses to be paid out. However, the amount of bonus paid is significantly impacted by lack of goal achievement. A minimum bonus threshold is included in Edward G. Roth’s employment agreement requiring bonuses of at least 50% of annual salary each year. Increases to this amount are based on the factors described above.

Incentive compensation may also take the form of a performance cash bonus paid at specific targets. These payouts are based on the Nominating and Compensation Committee’s review of execution of the business plan and success in that execution beyond budgeted or expected values. These bonuses are dependent on project related profitability and collections of profits. All business development, legal and final execution costs of a project are considered when determining profitability of a project. The amount each executive officer receives is determined by the Nominating and Compensation Committee and the board of directors and depends on the individual’s performance and level of responsibility related to the execution of the business plan and individual project.

At the end of 2011 individual performance ratings were determined for executives and it was determined that individual performance was in line with expectations, cash bonuses related to 2011 individual performance were paid on December 23, 2011 to Karen L. Power in the amount of $35,000 and on January 20, 2012 to Edward G. Roth in the amount of $130,000, respectively. These bonuses were 20% and 50% of 2011 annual salaries, respectively.

The nomination and compensation committee expectations for 2011 included fiscal responsibility, expansion of engineering services, and execution of improved mechanical reliability at Dynamic Fuels Plant. The Company was under budget on all operating expenditures. The engineering team performed engineering work and provided licensor assistance throughout 2011 on the Dynamic Fuels Plant as well as worked on additional studies for other clients. Key projects for the Company for 2011 included, leased pilot plant operations for a client with successful data collected and licensor and engineering design services assistance for our Dynamic Fuels Plant. Mrs. Power and Mr. Roth played key roles in leading all of these activities for the Company and managing the staff and Company funds to achieve each of these goals. Given the committee’s view of their contributions to key roles in the Company the decision was made to make these payments in cash.

Performance Based Long-Term Equity Incentive Compensation

Long-term incentive compensation is tied directly to Company project related milestones that if achieved, are expected to increase stockholder return. Long-term incentive compensation consists of stock options and restricted stock, which generally vest based on specified performance measures such as company milestones. The vesting amounts differ upon each milestone. Vesting of 60% or more of the award occurs upon the final milestone, successful project completion and operation. The exercise price of stock options is generally equal to the fair market value of the common stock on the date of grant. Accordingly, executives receiving stock options and restricted stock are rewarded only if the market price of the common stock appreciates. Stock options and restricted stock are thus designed to align the interests of our executive officers and other employees with those of our stockholders by encouraging executives to enhance our value and, hence, the price of the common stock and stockholder return. In determining whether to grant stock options or restricted stock to executive officers, the Nominating and Compensation Committee considers a variety of factors, including that executive’s current ownership stake in our company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options or restricted stock would encourage the executive to remain with our company, prior option grants (including the size of previous grants and the number of options and shares of restricted stock held), peer group analysis of similar positions and the value of the executive’s service to our company. Historical grants of long-term incentive compensation have been in line with peer group analysis. The compensation committee also considers these factors when determining whether to grant stock options or restricted stock to other employees. Stock option grants were previously granted annually with time vesting. Performance based grants are given out less frequently and timed to changes in our long-term performance measures. No new awards were granted to executives in 2011.

Performance based long term awards were last granted to executives in 2008. These grants pertain to milestones listed below and additional grants will not be granted annually. The Nominating and Compensation Committee reviewed the amount of awards to each officer and employee and considered contributions to company milestones and comparable compensation packages for officers within the same industry. Upon completion of this analysis the Nominating and Compensation Committee granted an additional award of restricted stock to Mr. Roth of 1,000,000 shares. Mrs. Power received options in the amount of 485,000 at an exercise price of $0.66.

These awards vest as follows:

•	Approximately 12% total vesting, upon the date of closing of the financing for the construction of a commercial Bio-Synfining Plant (the “Plant”); and

•	Approximately 12% total vesting, upon the date of the groundbreaking of the above Plant’s construction; and

•	Approximately 15% total vesting, upon the date of completion start-up operations and commencement of the Plant’s commercial operations; and

•	Approximately 61% total vesting, upon the successful completion of the performance testing on the Plant.

These awards were granted pursuant to the Company’s 2005 Stock Incentive Plan. The first three milestones have been achieved and the corresponding options and shares have vested. The Nominating and Compensation determines when the milestones are achieved and subject to the requirements and restrictions of Section 409A of the Code governing nonqualified deferred compensation, the Committee may reduce any restrictions applicable to an award or waive any restriction or other provisions of this Plan. Awards also vest upon death, disability, retirement, resignation for good reason and a change in control.

Benefits

Benefits are part of the overall competitive compensation program designed to attract and retain employees including executive officers. The named executive officers participate in the same benefit programs as our general employee population.

Severance and Retirement

We have severance agreements with all of our named executive officers who remained employed by us following the 2007 restructure of our work force. Our severance agreements provide for the payment of salary for periods after the date of termination of employment that vary depending primarily upon the position held by the employee and the event giving rise to the termination of employment. The payment of severance is intended to provide financial security to the executive at competitive levels to attract and retain executive officers.

Stock Ownership Guidelines

Syntroleum does not have specific equity or other security ownership requirements or guidelines for management. However, management is encouraged to take an ownership stake in the company and is specifically compensated with a trend towards equity compensation for both cash conservancy and long-term growth opportunities. Margin accounts of our common stock held by executive officers and trading in derivatives of our common stock by executive officers are discouraged but not specifically disallowed by corporate policy. Under our Code of Ethics and Conduct all insiders are bound by the rules of insider trading and speculation in Syntroleum stock is discouraged.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over one million dollars paid to the chief executive officer or to any of the four other most highly compensated executive officers, except for qualified performance-based compensation. While the board considers all compensation paid to the Chief Executive Officer and the named executive officers to be performance-based, it does not meet all the definitions of “performance based” compensation in Section 162(m). The compensation committee strongly believes that retaining discretion in determining awards within the parameters of the performance goals is essential for long-term success. In the past, the effect of the amounts paid in excess of the deductibility amount has been immaterial to our tax return. We plan to review executive compensation as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with our compensation objectives.

EXECUTIVE COMPENSATION

The following Summary Compensation Table provides information regarding the compensation awarded to or earned during the years ended December 31, 2011, 2010 and 2009 by the persons named in the table, who we refer to in this Annual Report on Form 10-K as our “named executive officers”. The tables following the Summary Compensation Table provide additional detail with respect to grants of plan-based awards, the value of outstanding equity awards as of December 31, 2011, the value of options exercised and stock awards that vested during 2011 and estimates of changes of control and post-employment benefits.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(1)	(g)(2)	(h)	(i)(3)	(j)
Edward G. Roth; President and Chief Executive Officer	2011	260,000	130,000	—	—	—	—	11,000	401,000
	2010	260,000	200,000	—	—	—	—	11,000	471,000
	2009	260,000	1,324,456	—	—	—	—	11,000	1,595,456
Karen L. Power; Senior Vice President and Principal Financial Officer	2011	175,000	35,000	—	—	—	—	11,000	221,000
	2010	175,000	35,000	—	—	—	—	11,000	221,000
	2009	175,000	287,875	—	—	—	—	11,000	473,875

(1)	The amounts in columns (e) and (f) reflect the grant date fair value of awards during the covered year. Grant date fair value is determined in accordance with the applicable Accounting Standard Codification 718, Stock Compensation. These amounts do not reflect whether the named executive officers have actually realized a financial benefit from the awards. For information on the assumptions used to calculate the value of the awards, refer to Note 8 to our consolidated financial statements in this Annual Report on Form 10-K for the fiscal year ended December 31, 2011.
(2)	The amounts in column (d) reflect the cash awards to the named executive officers, which is discussed in further detail under “Compensation Discussion and Analysis-Incentive Compensation”. Amounts for bonuses were approved on December 19, 2011, Mrs. Power received her cash award on December 23, 2011 and Mr. Roth received his cash award on January 20, 2012.
(3)	Amounts shown in column (i) represent a Company match of 401(k) contributions paid in the form of Company stock.

We have entered into employment agreements with our two executive officers and ten of our employees. These agreements provide for annual base salaries that we may increase from time to time. In addition, each employment agreement entitles the employee to participate in employee benefit plans that we may offer to our employees from time to time.

Under each agreement, employment may be terminated as follows: by us upon the employee’s death, disability or retirement; by us upon the dissolution and liquidation of our company (unless our business is thereafter continued); by us for just cause; by the mutual agreement of the employee and us; and by either us or the employee upon 15 days’ written notice.

For a description of our severance and change of control arrangements with the named executive officers see the section captioned “Post Employment Benefits/Change of Control Arrangement” on page 31 of this proxy statement.

All agreements prohibit the employee from disclosing to third parties, directly or indirectly, our trade secrets, either during or after the employee’s employment with our company, other than as required in the performance of the employee’s duties. The agreement also provides that the employee will not have or claim any right, title or interest in any trademark, service mark or trade name that we own or use. The employee agrees to irrevocably assign to us all of the employee’s right, title and interest in and to any and all inventions and works of authorship made, generated or conceived by the employee during his or her period of employment with us and which related to our business or which were not developed on the employee’s own time. Each employee further agrees that during the period of employment with us and for a period of two years following the termination of employment, the employee will not engage in certain activities related to our business.

Mr. Roth’s employment agreement, dated as of April 24, 2007, has a 48 month initial term and is automatically renewed for successive 12 month terms. The agreement provides for a $260,000 annual salary and a minimum annual bonus equal to 50% of base salary. Our board may in its discretion increase these amounts.

Mrs. Power’s employment agreement, dated as of June 13, 2007, has an initial term of 12 months and is automatically renewed for successive 12 month terms. The agreement provides for a $175,000 annual salary subject to increase in our discretion.

2011 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding the individual grants of plan-based awards during the last completed fiscal year to the named executive officers.

	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx
								All Other Stock	All Other Option Awards:
								Awards:	Number
		Estimated Future Payouts			Estimated Future Payouts			Number	of	Exercise
		Under Non-Equity Incentive			Under Equity Incentive			of	Securities	or Base	Grant Date
		Plan Awards			Plan Awards			Shares	Under-	Price of	Fair Value
Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)	of Stock or Units (#)	lying Options (#)	Option Awards ($/Sh)	of Stock and Option Awards
(a)	(b)	(c)	(d)(2)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)(1)
Edward G. Roth; President and Chief Executive Officer

Karen L. Power; Senior Vice President and Principal Financial Officer

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the current holdings of stock options and stock awards by the named executive officers which includes unexercised and unvested stock options and unvested restricted stock as of December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)(3)	(e)	(f)	(g)	(h)	(i)(1)	(j)(2)
Edward G. Roth; President and						—	—	900,000	864,000
Chief Executive Officer	150,000	—	—	2.89	12/8/16	—	—	—	—
Karen L. Power; Senior Vice President and Principal Financial Officer	65,000	—	300,000	0.66	11/21/18	—	—	—	—

(1)	The amounts in column (i) reflect performance based restricted stock awards granted during 2008 for Mr. Roth. For detailed information on these grants, including the final performance-based vesting condition, refer to “Compensation Discussion and Analysis-Performance Based Long-Term Equity Incentive Compensation”.
(2)	The amounts in column (j) reflect the fair value on December 31, 2011 based on a closing market price of $0.96 per share.
(3)	The amounts in column (d) reflect performance based options granted during 2008 for Mrs. Power. For detailed information on these grants, including the final performance-based vesting condition, refer to “Compensation Discussion and Analysis-Performance Based Long-Term Equity Incentive Compensation”.

2011 OPTION EXERCISES AND STOCK VESTED

The following table provides information on the exercise of stock options and the vesting of restricted stock for the named executive officers during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)(1)
Edward G. Roth; President and Chief Executive Officer	—	—	—	—

Karen L. Power; Senior Vice President and Principal Financial Officer	—	—	—	—

(1)	The value realized in column (e) is equal to the number of vesting shares multiplied by the closing stock price on the vest date.

Post Employment Benefits/Change of Control Arrangement

Each of our employment agreements with our executive officers and key employees may be terminated as follows: (i) by us upon the employee’s death, disability or retirement; (ii) by us upon the dissolution and liquidation of our company (unless our business is thereafter continued); (iii) by us for just cause; (iv) by the mutual agreement of the employee and us; and (v) by either us or the employee upon 15 days’ written notice.

If we terminate Mr. Roth’s employment for any reason other than as noted in (i) or (iii) above, Mr. Roth is entitled to receive the greater of (a) an amount equal to 300% of his annual salary payable over 24 months or (b) an amount equal to 150% of his monthly salary for the number of months remaining in the stated term of his agreement. Potential payments upon termination for Mr. Roth in 2011 result in severance pay of $780,000 and equity vesting of $864,000, based on the closing stock price on December 31, 2011 of $0.96 for termination without good cause before or after a change in control, death and disability. The employment agreement of Mrs. Power provides for severance equal to three months of her full base salary as in effect on the date of her termination of employment. Potential payments upon termination for Mrs. Power in 2011 result in severance pay of $43,749 and equity vesting and exercise of $109,500, based on the closing stock price on December 31, 2011 of $0.96 for termination without good cause before or after a change in control. Equity vesting and exercise is eligible for death and disability.

In the event of a change in control of our company and a termination in the executive’s employment within one year period immediately following the change of control, the employee is entitled to receive substantially the same amounts as the severance amounts provided above payable over the same periods as described above and will receive a vested right to all shares and options outstanding.

Compensation Committee Report

The Nominating and Compensation Committee has reviewed and discussed the compensation discussion and analysis with management and has recommended to the board that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K for the year ended December 31, 2011 and in this proxy statement.

Nominating and Compensation Committee

Alvin R. Albe, Jr.

Frank M. Bumstead

P. Anthony Jacobs

Robert B. Rosene, Jr. (Chairman)

James R. Seward

STOCKHOLDER PROPOSALS

Rule l4a-8 under the Securities and Exchange Act of 1934 addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule l4a-8, proposals that stockholders intend to have included in our proxy statement for the 2013 annual meeting of stockholders should be received by our corporate secretary no later than April 19, 2013. However, if the date of the 2012 annual meeting of stockholders changes by more than 30 days from the anniversary date of the 2012 annual meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must also be otherwise eligible for inclusion.

If a stockholder desires to bring a matter before an annual or special meeting and the proposal is submitted outside the process of Rule 14a-8, the stockholder must follow the procedures set forth in our bylaws. Our bylaws provide generally that stockholder proposals for an annual meeting may be made by a stockholder only if (1) the stockholder is a stockholder of record and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the proposal to our corporate secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 70 days nor more than 90 days prior to the first annual anniversary of the prior year’s annual meeting of stockholders. Under our bylaws, proposals that stockholders intend to have included in our proxy statement for the 2013 annual meeting of stockholders should be received by our corporate secretary no earlier than March 31, 2013 or later than April 19, 2013. However, if the date of the annual meeting of stockholders is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 70th day prior to such annual meeting of stockholders or the tenth day following the day on which we first publicly announce the date of such meeting.

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the board of directors is not aware of any matters other than those set forth herein that will come before the meeting. Should any other matter requiring the vote of stockholders arise at the meeting, proxies will be voted on that matter in accordance with the judgment of the person or persons voting the proxies.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope, or submit your proxy by telephone or the Internet in accordance with the instructions on your proxy card. Please act promptly to ensure that you will be represented at this important meeting.

WE WILL PROVIDE WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY PERSON SOLICITED HEREBY A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2011. WRITTEN REQUESTS SHOULD BE MAILED TO KAREN L. POWER, SENIOR VICE PRESIDENT, PRINCIPAL FINANCIAL OFFICER AND CORPORATE SECRETARY, SYNTROLEUM CORPORATION, 5416 SOUTH YALE, SUITE 400, TULSA, OKLAHOMA 74135.

By Order of the Board of Directors,

/s/ Karen L. Power

Karen L. Power Senior Vice President, Principal Financial Officer and Corporate Secretary
May 25, 2012

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Syntroleum Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That, at a meeting of the Board of Directors held on                     , 2012, the Board of Directors of Syntroleum Corporation (the “Corporation”) duly and validly adopted the following resolution:

RESOLVED: That a proposed amendment to the Certificate of Incorporation of the Corporation (the “Amendment”), effecting a change in Article                     thereof so that said Article                     shall be amended as set forth in Exhibit 1 hereto, as recommended to the stockholders of the Corporation for their consideration and approval as being in the best interests of the Corporation.

SECOND: That the stockholders of the Corporation duly adopted such resolution at the Annual Meeting of Stockholders held on June 28, 2012, in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Syntroleum Corporation, has caused this certificate to be executed by its President and Chief Executive Officer, and attested to by its Vice [            ] on this          day of                     , 20    .

SYNTROLEUM CORPORATION

By:

Title:

ATTEST:

By:
Title:

A-1

EXHIBIT 1

The following new paragraph shall be added at the end of Article IV:

Effective upon the filing of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Date”), each [TWO (2) UP THROUGH TEN (10)] shares of Common Stock, $.01 par value per share (the “Old Common Stock”), then issued and outstanding or held in the treasury of the Corporation at the close of business on the Effective Date shall automatically be combined into one (1) share of Common Stock, $.01 par value per share (the “New Common Stock”), of the Corporation without any further action by the holders of such shares of Old Common Stock (and any fractional shares resulting from such exchange will not be issued but will be paid out in cash equal to such fraction multiplied by the closing trading price of the Corporation’s Common Stock on the Nasdaq Capital Market, on the trading day immediately before the Effective Date). Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Common Stock (as defined below).

A-2

EXHIBIT B

CERTIFICATE OF AMENDMENT

OF

amended and restated

CERTIFICATE OF DESIGNATION

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

SYNTROLEUM CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Syntroleum Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

FIRST: That a Certificate of Designation of Series A Junior Participating Preferred Stock was originally filed with the Secretary of State of the State of Delaware on June 17, 1999 and was amended and restated in it entirely by a filing with said Secretary of State on October        , 2004.

SECOND: That no shares of Series A Junior Participating Preferred Stock have been issued as of the date of this Certificate of Amendment of Certificate of Designation.

THIRD: That, at a meeting of the Board of Directors held on                     , 200    , of the Board of Directors of the Corporation duly and validly adopted the following resolutions:

RESOLVED: That the designation and amount, and relative rights, preferences, voting powers and other special rights of the shares of the Corporation’s Series A Junior Participating Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be amended and restated as set forth in Exhibit 1 attached hereto.

RESOLVED: That the President, Chief Financial Officer or any Vice President and the Secretary or any Assistant Secretary of the Corporation be, and they hereby are, authorized and directed, in the name and on behalf of the Corporation, to file the Certificate of Amendment of Certificate of Designation in accordance with the provisions of Delaware General Corporation Law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

FOURTH: That the aforesaid resolutions were duly and validly adopted in accordance with the applicable provisions of Section 151 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and By-Laws of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Designation to be executed by its President and Chief Executive Officer this          day of            , 200    .

SYNTROLEUM CORPORATION

By:
Title:	President and Chief Executive Officer

Exhibit 1

1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as “Series A Junior Participating Preferred Stock,” and the number of shares constituting such series shall be              [divided by two (2) through ten (10)]. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2.	Dividends and Distributions

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 [divided] by              [two (2) up through ten (10)] or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The “Adjustment Number” shall initially be 100. [In the event the Corporation shall at any time after October 24, 2004 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.]

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 [divided] by              [two (2) up through ten (10)] per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

(B) Except as otherwise provided herein, in the Certificate of Incorporation or by law, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of any other class or series entitled to vote with the Common Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of Directors shall be increased by two, effective as of the time of election of such Directors as herein provided, and (2) the holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) upon which these or like voting rights have been conferred and are exercisable (the “Voting Preferred Stock”) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two Directors.

(i) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the shares of Voting Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Voting Preferred Stock of such voting right. At any meeting at which the holders of Voting Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number that may be so elected at any special meeting does not amount to the required number, the holders of the Voting Preferred Stock shall, to the extent not inconsistent with the Certificate of Incorporation, have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Voting Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Voting Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(ii) Unless the holders of Voting Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Voting Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iii) In any default period, after the holders of Voting Preferred Stock shall have exercised their right to elect Directors voting as a class, (x) the Directors so elected by the holders of Voting Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or classes of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or classes of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(iv) Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Voting Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4.	Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to all such holders and the holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $             per share [divided by two (2) up through ten (10)], plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Junior Participating Preferred Stock Liquidation Preference”). Following the payment of the full amount of the Series A Junior Participating Preferred Stock Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Junior Participating Preferred Stock Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series A Junior Participating Preferred Stock Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall, subject to the prior rights of all other series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

(A) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Junior Participating Preferred Stock Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(B) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6, but the sale, lease or conveyance of all or substantially all the Corporation’s assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

8. Redemption. The Corporation, at its option, may redeem shares of the Series A Junior Participating Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. The “current per share market price” on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (A) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or (B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by NASDAQ, a day on which NASDAQ reports trades, or, if the Common Stock is not so quoted, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

(A) In the event that fewer than all the outstanding shares of the Series A Junior Participating Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.

(B) Notice of any such redemption shall be given by mailing to the holders of the shares of Series A Junior Participating Preferred Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the fifteenth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series A Junior Participating Preferred Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

The shares of Series A Junior Participating Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

10. Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

SYNTROLEUM CORPORATION
5416 SOUTH YALE, SUITE 400
TULSA, 74135-6267
ATTN: KAREN POWER

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Frank M. Bumstead 02 Robert B. Rosene, Jr.

02 0000000000

	For	Against	Abstain
2. Ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm.	☐	☐	☐
3. Advisory vote on compensation of named executive officers.	☐	☐	☐
4. To grant discretion to Board of Directors to effect a reverse stock split of our common stock.	☐	☐	☐
5. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.	☐	☐	☐

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

0000144615_1 R1.0.0.11699

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the Instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail of the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800.690.6903 Use any touch-tono telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewootf, NY11717. TO VOTE, HARK BLOCKS 8ELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following Class A Directors; For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), nark “For All Except” and write the number(s) of the noainee(s) on the line below. 1. Election of Directors Hoainees 01 Frank M. Bumstead 02 Robert B. Rosene, Jr. The Board of Directors reconmends you vote FOR proposals 2, 3, 4, and 5. Ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firrs. Advisory vote on compensation of naaed executive officers. To grant discretion to Board of Directors to effect a reverse stock split of our cofflon stock. To consider and act upon any other natters which may properly come before the meeting or any adjournment thereofFor Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer Signature [PLEASE SIGN WITHIN BOX] pate : Signature (Joint OAners) Date SHARES CUSIPtf SEQUENCES

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com. SYNTROLEUM CORPORATION Annual Meeting of Shareholders June 28, 2012 2:00 PM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Karen Power, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of SYNTROLEUM CORPORATION that the shareholders) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 02:00 PM, CDT on 6/28/2012, at the 5416 S. Yale, 4th Floor Tulsa, OK 74135, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side